EXHIBIT 99.1

Structured Asset Trust Unit Repackagings (SATURNS)
Series 2004-1 Trust
Receipt of Notice of Intent to Exercise Warrants in Full

CUSIP:  80410F201
Symbol:  HJE

FOR IMMEDIATE RELEASE:
August 13, 2010

NEW YORK, NEW YORK – Structured Asset Trust Unit Repackagings (SATURNS), Verizon Global Funding Corp. Debenture Backed Series 2004-1 Trust (the “Trust”) (New York Stock Exchange Ticker Symbol “HJE”), announced today that it has received a Call Notice from King Street Capital Master Fund, Ltd. and King Street Capital, L.P. of their intended exercise of 100% of the outstanding Warrants representing the right to acquire a combined Unit Principal Balance of 60,000,000 Class A Units and the Applicable Class B Equivalent Amount of Class B Units for settlement on August 30th, 2010 (the “Intended Settlement Date”).  Under the terms of the Warrants, delivery of a Call Notice does not give rise to an obligation on the part of the Warrantholder to pay the specified call price; and if by 4 p.m. New York time on the Business Day prior to the Intended Settlement Date the party exercising the Warrants has not paid the required call price, the Call Notice will be effectively rescinded, in which case settlement of the relevant Warrants would not occur and the Warrants would continue in effect and could be exercised on a subsequent date.  If settlement of the Warrants occurs pursuant to the Call Notice on the Intended Settlement Date, then Class A Unitholders will receive the par value plus accrued interest of each Class A Unit and Class B Unitholders will receive accrued interest outstanding on each Class B Unit, each in an amount to be determined in accordance with the Trust Agreement.

Contact:

Thais Hayum - Assistant Vice-President
Bank of America Merrill Lynch
P: +1-312-904-8944
F: +1-312-453-6195
E: thais.hayum@bankofamerica.com